UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 31, 2017

Date of Report

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1 -7685	95-1492269
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On January 31, 2017, upon the recommendation of its Governance and Social Responsibility Committee, the Board of Directors (the “Board”) of Avery Dennison Corporation, a Delaware corporation (the “Company”), appointed Andres A. Lopez to the Board, effective February 1, 2017.  Mr. Lopez has not yet been appointed to serve on any committees of the Board.

In connection with his appointment and in accordance with the Company’s equity compensation program for non-employee directors, on February 1, 2017, Mr. Lopez received a prorated equity award consisting of 445 restricted stock units (“RSUs”), which will vest ratably over three years.  In addition, Mr. Lopez will be eligible to participate in the Company’s other non-employee director compensation programs as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 8, 2016.

A copy of the press release announcing Mr. Lopez’s appointment to the Board is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release, dated February 2, 2017, announcing appointment of Andres A. Lopez to the Board of Directors of Avery Dennison Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: February 3, 2017
	By:	/s/ Mitchell R. Butier
		Name:	Mitchell R. Butier
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 2, 2017, announcing appointment of Andres A. Lopez to the Board of Directors of Avery Dennison Corporation.